SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A-2

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                 Date of Report
                               ------------------
                                August 31, 2000

                                  INFe.com, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its Charter)

                                  Florida
               ----------------------------------------------
               (State or other jurisdiction of incorporation)

                                  000-28729
                          ------------------------
                          (Commission File Number)

                                  11-3144463
                      ---------------------------------
                      (IRS Employer Identification No.)

                         8000 Towers Crescent Drive
                                  Suite 640
                              Vienna, VA  22182
             ---------------------------------------------------
             (Address of principal executive offices) (Zip Code)

                                (703) 734-5650
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


     Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                           TABLE OF CONTENTS
                           -----------------

Item 2.  Acquisition or Disposition of Assets.......................... 3

Item 7.  Financial Statements, Pro Forma Financial Information
         and Exhibits for INFe.com, Inc. .............................. 3

         Pro Forma Condensed Consolidated Balance Sheet (Unaudited).... 4

         Pro Forma Condensed Consolidated Statements of
         Operations (Unaudited)........................................ 5

         Notes to Financial Statements................................. 6

Signatures............................................................. 7

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------

     The purpose of this Amendment is to amend Item 2 and Item 7
(b) to revise certain pro forma financial information with respect to the Merger (as defined below), which information reflects an amendment to the terms of the Merger the Registrant filed with the Current Report on Form 8-K dated April
28, 2000 as amended by Amended Current Report on Form 8-K/A filed on June 27, 2000.


     On April 10, 2000, Infe.com, Inc. (the "Company") completed the acquisition of a significant number of assets from ClubComputer.com, Inc. of Nellysford, Va., pursuant to an Agreement for Sale of Assets (the "Merger"). The terms provided for in the agreement are that the Seller will receive shares of the Company's common stock as consideration for the assets being purchased. A copy of the Agreement for Sale of Assets was attached to the 8-K filed on April 28, 2000 and marked as Exhibit "2.1" in the exhibit index.

     ClubComputer.com, Inc. is a business to consumer E commerce company that specializes in selling computer products and software over the internet. ClubComputer.com, Inc. has an active customer base of over 25,000 active subscribers and 100,000 total users. The Company purchased assets of ClubComputer.com, Inc. as described in Exhibit 2.1 of the 8-K filed on April 28, 2000.

     Included within the purchase, is a perpetual license to use
ClubComputer.com, Inc.'s Java based proprietary E commerce software platform.

     On August 9, 2000, the terms of payment were altered in accordance with the exhibit attached hereto as Exhibit 2.2.


Item 7.   Financial Statements, Pro Forma Financial Information
          and Exhibits.
          -----------------------------------------------------

          (b)    Unaudited Pro Forma Condensed Consolidated
                 Financial Information are included herein.

INFe.COM, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------


                                          November 30, 1999       Pro Forma       Pro Forma
                                            INFe.com, Inc.       Adjustments     As Adjusted
                                          ------------------     -----------     -----------
ASSETS

CURRENT ASSETS:
  Cash                                    $    117,227           $        -      $    117,227
  Certificate of deposit - restricted           50,000                    -            50,000
  Trade accounts receivable, net                32,880                    -            32,880
  Note receivable                                    -                    -                 -
                                          ------------           ----------      ------------
      Total current assets                     200,107                    -           200,107

PROPERTY AND EQUIPMENT, net                     24,246                    -            24,246

OTHER ASSETS                                    69,038              597,800 (1)       666,838
                                          ------------           ----------      ------------
                                          $    293,391           $  597,800      $    891,191
                                          ============           ==========      ============
LIABILITIES AND
  STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Line of credit - bank                   $     45,000           $        -      $     45,000
  Note payable                                  12,245                    -            12,245
  Capital lease obligation                       4,589                    -             4,589
  Accounts payable                             122,958                    -           122,958
  Loan payable - shareholder                    41,616                    -            41,616
                                          ------------           ----------      ------------
     Total current liabilities                 226,408                    -           226,408

NON CURRENT LIABILITIES                        313,258              597,800 (2)       590,808
                                                                   (320,250)(3)
                                          ------------           ----------      ------------
     Total liabilities                         539,666              277,550           817,216

COMMITMENTS
  AND CONTINGENCIES                                  -                    -                 -

STOCKHOLDERS'  DEFICIT                        (246,275)             320,250 (3)        73,975
                                          ------------           ----------      ------------
                                          $    293,391           $  597,800      $    891,191
                                          ============           ==========      ============


INFe.COM, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
----------------------------------------------------------------------------



                                             For the              For the
                                        Nine Months Ended     Nine Months Ended
                                        November 30, 1999     December 31, 1999       Pro Forma         Pro Forma
                                          INFe.com, Inc.     Club Computer, Inc.     Adjustments       As Adjusted
                                        -----------------    -------------------    ------------     ---------------

REVENUE                                    $    392,701         $    3,005,125      $         -        $   3,397,826

COST OF REVENUES                                234,832              3,489,752                -            3,724,584
                                           ------------         --------------      -----------        -------------
  Gross profit                                  157,869               (484,627)               -             (326,758)

OPERATING EXPENSES                              829,380              3,455,841                -            4,285,221
                                           ------------         --------------      -----------        -------------
  Loss from operations                         (671,511)            (3,940,468)               -           (4,611,979)

OTHER (INCOME) EXPENSES:
  Bad debts                                       2,000                 10,298                -               12,298
  Depreciation and amortization                   9,449                 47,468          149,450 (4)          206,367
  Gain on sale of investment                          -               (189,835)               -             (189,835)
  Other income                                        -                (25,030)               -              (25,030)
  Interest income                                     -                    (55)               -                  (55)
  Interest expense                                1,731                 16,975                                18,706
                                           ------------         --------------      -----------        -------------
     Total other (income) expenses               13,180               (140,179)         149,450               22,451
                                           ------------         --------------      -----------        -------------
NET LOSS                                   $   (684,691)        $   (3,800,289)     $  (149,450)       $  (4,634,430)
                                           ============         ==============      ===========        =============
Net loss per common share (basic)          $      -0.09                                                $       -0.56 (5)
                                           ============                                                =============
Weighted average number of common
  shares outstanding                          7,767,629                                                    8,288,451
                                           ============                                                =============

Net loss per common share (diluted)        $      -0.09                                                $       -0.56 (5)
                                           ============                                                =============
Weighted average number of common
  shares outstanding                          7,767,629                                                    8,288,451
                                           ============                                                =============


INFe.COM, INC.
Notes to the Unaudited Pro Forma Condensed Consolidated
Financial Information
----------------------------------------------------------------

Basis of presentation

INFe.com, Inc. (the "Company") acquired from Club Computer, Inc. ("Club Computer") certain intangible assets, none of which were recorded on the historical balance sheet of the Club Computer, for approximately $1.6 million in April 2000, which has all been allocated to intangible assets in the Company's financial records. The pro forma adjustments reflect nine months of amortization expense, assuming the transaction had occurred on the first day of the nine months ended November 30, 1999. The value of the intangible assets would have been approximately $1.6 million, based on the preliminary estimated fair value of the common stock issued and to be issued.

Effective April 10, 2000, the Company acquired the intangible assets from Club Computer in exchange for acquisition consideration consisting of (1) 250,000 shares of the Company's restricted common stock at closing, and (2) seven equal installments of $250,000 in the Company's restricted common stock every three months from the date of closing. The acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values at April 10, 2000, the date of the acquisition. Because the Company did not assume any liabilities of Club Computer, the entire purchase price has been allocated to intangibles. The intangible assets include the web site (www.clubcomputer.com), rights to user and subscription lists, a membership list, trademarks, goodwill, etc.

On August 9, 2000 the terms of payment were adjusted to reduce the purchase price to $597,800 in two issuances of stock as discussed in Note (2) below and in the Addendum to Agreement for sale of Assets included as Exhibit 2.2.

Pro forma financial statements are based on the unaudited historical information as of and for the nine months ended December 31, 1999. The information contained therein is not necessarily indicative of that which would have been attained had the transaction occurred at an earlier date and should be read in conjunction with the historical financial statements used in the preparation of such statements.

Pro forma adjustments

(1) To adjust assets acquired and liabilities assumed to their preliminary estimated fair values as of April 10, 2000, the closing date of the acquisition, based on the following allocation:

	Fair value of assets acquired:
                Intangibles                      $   597,800
        Fair value of liabilities assumed       (     -     )
                                                 -----------
        Total purchase price                     $   597,800
                                                 ===========

(2) To record the consideration issued by the Company to consummate the acquisition. Acquisition consideration consisted of the following:

        Common stock to be issued or
          issued at closing                   $   320,250
        Common stock issued with addendum         277,550
                                              -----------
                                              $   597,800
                                              ===========

(3) To record the issuance of the Company's common stock at closing.
(4) To record the amortization of intangibles over useful lives of three years.
(5) Basic and diluted pro forma earnings per share is computed using the weighted average number of Company common shares outstanding during the period plus shares of common stock issued as part of the acquisition.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

          (c)    Exhibits

                 2.1 Agreement for Sale of Assets dated as of April 10, 2000 (incorporated by reference to Current Report on Form 8-K filed on April 28, 2000).

                 2.2   Addendum to Agreement for Sale of Assets

                          SIGNATURES

       Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  INFe.com, Inc.

Date: August 31, 2000             By:  /s/ Thomas M. Richfield
                                     ----------------------------
                                     Thomas M Richfield
                                     Chief Executive Officer and
                                     President